UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 5, 2022

Service Corporation International
(Exact name of registrant as specified in its charter)

Texas	1-6402-1	74-1488375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1929 Allen Parkway	Houston	Texas	77019
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code	(713)	522-5141

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($1 par value)	SCI	New York Stock Exchange

Item 7.01 Regulation FD Disclosure
On May 5, 2022, Service Corporation International (the “Company”) posted a PowerPoint slide presentation (the “Presentation”) on its website in connection with its Investor Day at the Westin, Woodlands, Texas on the same date. The Presentation includes information about the Company’s business strategy and outlook and will be broadcast live via the Internet. An archive of the webcast will also be available on the Company’s website. A copy of the slide presentation is attached to this Current Report on Form 8-K as Exhibit 99.1, which slide presentation is incorporated by reference herein.

A copy of the Presentation materials is attached to the report as Exhibit 99.1 and is incorporated by reference into the Item 7.01. In accordance with General Instruction B.2 to the Form 8-K the information provided as Exhibit 99.1 shall be deemed to be “furnished” to the Securities and Exchange Commission (“SEC”) and not deemed to be “filed” with the SEC for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.
Item 9.01 Financial Statements and Exhibits
(d) The following exhibits are included with this report

Exhibit No.	Description
99.1	Investor Day Presentation, dated May 5, 2022, presented at the Westin, Woodlands, Texas.
104	Interactive data file.
Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
May 5, 2022                        Service Corporation International
                            By: /s/ ERIC D. TANZBERGER
Eric D. Tanzberger
Senior Vice President
Chief Financial Officer